EX.99.906CERT

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Genworth Variable Insurance Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of the Genworth Variable Insurance Trust for the period ended June 30, 2009 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Genworth Variable Insurance Trust for the stated period.

/s/ Carrie E. Hansen	/s/ Danell J.Doty

Carrie E. Hansen Principal Executive Officer/President	Danell J. Doty Principal Financial Officer/Treasurer

Dated:	August 17, 2009	Dated:	August 17, 2009

This statement accompanies this report on Form N-CSR pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by Genworth Variable Insurance Trust for purposes of Section 18 of the Securities Exchange Act of 1934.